SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 31, 1998

                                   JVWEB, INC.
             (Exact name of registrant as specified in its Charter)

Delaware                                   000-24001         76-0552098
(State or other                        (Commission File     (IRS Employer
jurisdiction of Incorporation)              Number)      Identification Number)

               5444 Westheimer, Suite 2080, Houston, Texas 77056
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (713) 622-9287

                                       N/A
                  (Former address if changed since last report)



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ITEM 5.

ACQUISITION OR DISPOSITION OF ASSETS

         On July 31, 1998, JVWeb, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Agreement") to acquire from Market Data Corporation, a Texas corporation, and Time Financial Services, Inc., a Nevada Corporation (collectively, "Sellers"), all of Sellers' respective assets (collectively, the "Assets") comprising Sellers' financial publication know as "Wall Street Whispers" (the "Publication"). The Publication is an on-line daily financial publication that summarizes information from over 15 analysts sources under contract with the Company. There is no material relationship between Sellers, on the one hand, and the Company or any of the Company's affiliates, any director or officer of the Company, or any associate of any director or officer of the Company, on the other hand.

         The Assets include all machinery, equipment, inventories, contracts, employees, copyrights, trademarks, trade names, service marks (including the registered "Wall Street Whispers" name), business names and any and all other intangible rights whatsoever, used in connection with the Publication. The Agreement provides that title to the Assets shall be transferred to the Company upon full payment of the purchase price for the Assets (the "Purchase Price"). Prior to entering into the Agreement, Sellers used the Assets in connection with the publication, marketing and sale of the Publication, and the Company intends to continue this use for the foreseeable future.

         The Purchase Price of the Assets is $140,000. The Purchase Price was determined after considerable arms-length negotiations, and management believes that the Purchase Price represents the fair market value of the Assets. The Company made a down payment toward the Purchase Price in the amount of $25,000 from available cash. The Agreement provides that the Company must pay to Sellers by certain dates certain cumulative portions of the remaining $115,000 of the Purchase Price (the "Remaining Amount"). The Agreement provides that $10,000 of the Remaining Amount shall be paid by August 2, 1998, a cumulative total (including prior payments) of the Remaining Amount of $20,000 shall be paid by August 15, 1998, a cumulative total (including prior payments) of the Remaining Amount of $30,000 shall be paid by September 15, 1998, and all of the Remaining Amount shall be paid by October 15, 1998. The Company has made the August 2nd payment and has funds available for the August 15th and September 15th payments. The Company does not now have funds available for the October 15th payment. However, the Company has the ability to issue to Sellers shares of the Company's common stock to pay the Remaining Amount in lieu of the payment of cash, and the Company has thus far issued to Sellers 75,000 shares of the Company's common stock. Shares of the Company's common stock issued as payment of the Remaining Amount are credited against the Remaining Amount in the manner provided for in the Agreement. The Company is also working to assure that it has cash available to make timely the October 15th payment.

         The Agreement provides that, if the Company fails to pay timely installments of the Remaining Amount when due, Sellers may immediately terminate the Agreement and be freed from their obligations to transfer ownership of the Assets to the Company. In such event, the Company will forfeit all payments made on the Purchase Price thus far. In addition, under the Agreement, Sellers are obligated to obtain certain third party consents to the transfer of the Assets. If Sellers fail to obtain these consents by the time the Company stands ready to pay the remaining balance of the Remaining Amount, the Company may immediately terminate the Agreement and be freed from its obligation to acquire ownership of the Assets. Moreover, the Company will also be entitled to a full refund of all payments made on the Purchase Price thus far.

         A portion of the Purchase Price was paid from proceeds from a $50,000 loan (the "Loan") from a stockholder of the Company (the "Lending Stockholder"). The documentation governing the Loan did not have any requirements for, or restriction on, the use the Loan's proceeds. The promissory note governing the Loan provides that it and the Loan will be converted into 200,000 shares of the Company's common stock ("Common Stock") upon the occurrence of certain events. The agreement governing the Loan also requires the Lending Stockholder to purchase an additional 200,000 shares of Common Stock at a per-share purchase price of $.25 upon the occurrence of certain events. Moreover, as a further inducement to make the Loan, the Company granted to the Lending Stockholder an option to purchase at a certain specified time an additional 100,000 shares of Common Stock at a per-share purchase price of $.25. The Company obligated itself to register with the U.S. Securities and Exchange Commission all of the shares of Common Stock that the Lending Stockholder may acquire pursuant to the foregoing.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

         The financial statements of the business acquired are not being filed as an exhibit to this filing, but will be filed when available but not later than sixty (60) days after the date on which this Current Report on Form 8-K must be filed.

         (b)  Pro Forma Financial Information

         Pro forma financial information reflecting the Registrant's acquisition is not being filed as an exhibit to this filing, but will be filed when available but not later than sixty (60) days after the date on which this Current Report on Form 8-K must be filed.

         (c)  Exhibits

         10.1 Asset Purchase Agreement dated July 31, 1998 by and among Market Data Corporation, a Texas corporation, and Time Financial Services, Inc., a Nevada Corporation (as sellers), and the Company (as purchaser).

         10.2 Agreement dated August 3, 1998 by and between Equitrust Mortgage Corporation and the Company governing a certain loan of $50,000 to the Company, the possible acquisition of common stock in the Company, the grant of an option to acquire common stock in the Company and the registration of certain shares of common stock in the Company.

         10.3 Promissory Note dated August 3, 1998 in the original principal amount of $50,000 made payable by the Company to the order of Equitrust Mortgage Corporation, which may by its terms be converted into 200,000 shares of the Company's common stock.

                                                     SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   JVWEB, INC.
                                   (Registrant)

Date: August 13, 1998              By:  /s/ Greg J. Micek
                                        ------------------
                                   Greg J. Micek, President

                                  EXHIBIT INDEX

10.1     Asset Purchase Agreement dated July 31, 1998                              FILED HEREWITH
         by and among Market Data Corporation, a Texas
         corporation, and Time Financial Services,
         Inc., a Nevada Corporation (as sellers), and the
         Company (as purchaser).

10.2     Agreement dated August 3, 1998 by and between                             FILED HEREWITH
         Equitrust Mortgage Corporation and the Company governing a certain loan of $50,000 to the Company,  the possible acquisition of common stock in the  Company,  the grant of an option to  acquire  common  stock in the
         Company and the  registration  of certain shares of common stock in the
         Company.

10.3     Promissory Note dated August 3, 1998 in the original                      FILED HEREWITH
         principal amount of $50,000 made payable by the
         Company to the order of Equitrust Mortgage Corporation,
         which may by its terms be converted into 200,000 shares
         of the Company's common stock.